Exhibit 10(b)

                                 AMENDMENT NO. 2
                                       TO
                              SECOND RESTATEMENT OF
                    TRUSTCO BANK SUPPLEMENTAL RETIREMENT PLAN

      WHEREAS, Trustco Bank, National Association, a national bank duly organized and existing under the laws of the United States (hereinafter referred to as the "Corporation") maintains the Trustco Bank Supplemental Retirement Plan (hereinafter referred to as the "Plan"); and WHEREAS, the Corporation desires to amend said Plan effective as of January 1, 2002, unless otherwise indicated;

     NOW, THEREFORE, the Corporation does hereby amend the Plan effective as of
January 1, 2002, unless otherwise indicated, so that it will read as follows:

                                       I.

      The following new Section 3.7 is hereby added after Section 3.6 of the
Plan:

      "SECTION 3.7. Limitation on Supplemental Account Balance. (a) Not-withstanding the above, the Supplemental Account Balance on any Valuation Date on or after December 31, 2001 shall not exceed seven million dollars (not including the interest credits provided in Section 3.7(b)), less the Actuarial Equivalent of the amount of any previous distribution under Section 4.3 or 4.4.

      (b) After the Monthly Allocation Date on which the Supplemental Account Balance is limited as provided in Section 3.7(a), it shall be increased as of each subsequent Valuation Date by an amount equal to interest on the Supplemental Account Balance as of the preceding Valuation Date (adjusted for any distributions made to the Participant in accordance with Section 4.4 since the immediately preceding Valuation Date) at the interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the month of November of the calendar year immediately preceding the calendar year of the determination (or such other interest rate as may be then applied for purposes of determining the amount of a lump sum distribution, as specified in Section 1.3C of the Retirement Plan), prorated for periods of less than one year."


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                                       II.

      Throughout the Plan, the following parenthetical phrase is added after the phrase "the interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the month of November of the calendar year preceding the calendar year of the determination:"

      "(or such other interest rate as may be then applied for purposes of determining the amount of a lump sum distribution, as specified in Section 1.3C of the Retirement Plan)"

      IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 2 to be executed by its duly authorized officer this 15th day of May, 2001.

 ATTEST:
                                        TRUSTCO BANK, NATIONAL ASSOCIATION

/s/ William M. McCartan                 By:/s/ Henry C. Collins
________________________                   _____________________________________
Willaim M. McCartan,                       Henry C. Collins,
Assistant Secretary                        Secretary


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